Exhibit 23.6

RP FINANCIAL,LC.
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Financial Services Industry Consultants


                                                August 1, 2003


Board of Directors
Rainier Pacific Financial Group, Inc.
Rainier Pacific Savings Bank
3700 Pacific Highway East, Suite 200
Fife, Washington  98424

Members of the Board:

         We hereby consent to the use of our firm's name in the applications for the conversion and holding company formation, and any amendments thereto, for Rainier Pacific Savings Bank ("Rainier Pacific" or the "Bank") in which the Bank will become a wholly-owned subsidiary of Rainier Pacific Financial Group, Inc. ("RPFG"), and RPFG will sell its Common Stock to the public, and in the Registration Statement on Form S-1, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of RPFG.

                                                Sincerely,

                                                /s/ RP FINANCIAL, LC.

                                                RP FINANCIAL, LC.


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